Exhibit 5.2

SKADDEN, ARPS, SLATE, MEAGHER & FLOM (UK) LLP

22 BISHOPSGATE LONDON EC2N 4BQ TEL: (020) 7519-7000 FAX: (020) 7519-7070 www.skadden.com

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17 September 2026

Aon plc

15 George’s Quay

Dublin 2

Ireland

D02 VR98

Ladies and Gentlemen,

Aon North America, Inc. and Aon Global Holdings plc – Prospectus Supplement – Exhibit 5.2

1.

We have acted as special English legal advisers for Aon plc, a public limited company formed under the laws of Ireland (“Aon plc”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a prospectus supplement dated 14 September 2026 (the “Prospectus Supplement”), being a supplement to the registration statement on Form S-3 of the Issuers and the Guarantors (each as defined below) (File Nos. 333-297255, 333-297255-01, 333-297255-02, 333-297255-03 and 333-297255-04) filed on 2 July 2026 (the “Registration Statement”) with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer of the Issuers’ $2,000,000,000 5.350% Senior Notes due 2029 (the “2029 Notes”), $3,000,000,000 5.625% Senior Notes due 2031 (the “2031 Notes”), $2,000,000,000 5.800% Senior Notes due 2033 (the “2033 Notes”), $2,750,000,000 5.950% Senior Notes due 2036 (the “2036 Notes”), $1,000,000,000 6.100% Senior Notes due 2038 (the “2038 Notes”), $750,000,000 6.450% Senior Notes due 2046 (the “2046 Notes”), and $2,000,000,000 6.450% Senior Notes due 2056 (together with the 2029 Notes, the 2031 Notes, the 2033 Notes, the 2036 Notes, the 2038 Notes and

SKADDEN, ARPS, SLATE, MEAGHER & FLOM (UK) LLP, A LIMITED LIABILITY PARTNERSHIP REGISTERED UNDER THE LAWS OF THE STATE OF DELAWARE, IS AUTHORISED AND REGULATED BY THE SOLICITORS REGULATION AUTHORITY UNDER REFERENCE NUMBER 80014.

A LIST OF THE FIRM’S PARTNERS IS OPEN TO INSPECTION AT THE ABOVE ADDRESS.

the 2046 Notes, the “Notes”). The Notes are to be issued by the Issuers pursuant to a New York law governed indenture dated as of 1 March 2024 (the “Base Indenture”) between, among others, Aon North America, Inc. and Aon Global Holdings plc (“AGH” and, together with Aon North America, Inc., the “Issuers” and each an “Issuer”), The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), Aon Global Limited, a private limited company incorporated under the laws of England and Wales (“AGL” and, together with AGH, the “Companies” and each a “Company”), Aon plc and Aon Corporation, a Delaware corporation (together with AGL and Aon plc, the “Guarantors” and each, a “Guarantor”), as supplemented by the second indenture supplement dated as of 17 September 2026 (the “Second Indenture Supplement”) between, among others, the Issuers, the Guarantors and the Trustee, containing the guaranty obligations of the Guarantors in relation to the Notes (the “Guarantee”).

2.	This opinion is delivered to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

3.	For the purposes of delivering this opinion, we have examined the following documents:

(a)	a copy of the Registration Statement;

(b)	an executed copy of the Base Indenture;

(c)	an executed copy of the Second Indenture Supplement;

(d)	a copy of the prospectus dated 2 July 2026 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(e)	a copy of the preliminary prospectus supplement dated 11 September 2026 relating to the offering of the Notes (together with the Base Prospectus, the “Preliminary Prospectus”);

(f)	a copy of the Prospectus Supplement dated 14 September 2026 (together with the Preliminary Prospectus, the “Prospectus”);

(g)	copies of the global certificates evidencing the Notes, executed by the Issuers and registered in the name of Cede & Co., delivered by the Issuers to the Trustee for authentication and delivery;

(h)

a certificate of a director or secretary of AGH (the “AGH Certificate”) and a certificate of a director or secretary of AGL (the “AGL Certificate” and, together with the AGH Certificate, the “Certificates”) dated the date of this opinion and the documents annexed thereto;

(i)	a copy of AGH’s Articles of Association, as adopted by a special resolution passed on 31 December 2024, in the form attached to the AGH Certificate;

(j)

a copy of AGH’s certificate of incorporation dated 16 September 2014, issued by the Registrar of Companies of England and Wales, together with a copy of AGH’s certificate of incorporation on re-registration of a private limited company as a public limited company dated 29 April 2020, each in the form attached to the AGH Certificate;

(k)	a copy of the resolutions duly adopted by the board of directors of AGH on 11 September 2026, in the form attached to the AGH Certificate;

(l)	a copy of AGL’s Articles of Association, as adopted by a special resolution passed on 14 October 2021, in the form attached to the AGL Certificate;

(m)

a copy of AGL’s certificate of incorporation dated 8 December 2011, issued by the Registrar of Companies of England and Wales, together with a copy of AGL’s certificate of incorporation on re-registration as a public limited company dated 30 March 2012 and a copy of AGL’s certificate of incorporation on re-registration as a private limited company dated 15 July 2020, each in the form attached to the AGL Certificate; and

(n)	a copy of the resolutions duly adopted by the board of directors of AGL on 11 September 2026, in the form attached to the AGL Certificate,

(together, the “Documents”) and such other documents, and made such searches and considered such facts, as we consider appropriate for the purpose of this opinion. The documents listed at paragraphs (c) and (g) above are referred to in this opinion as the “Transaction Documents”. We express no opinion as to any agreement, instrument or document other than the Transaction Documents and then only as expressly specified in this opinion.

4.

This opinion is limited to English law as currently applied by the English courts and is given on the basis that it will be governed by and construed in accordance with English law in force on the date of this opinion. Accordingly, we express no opinion with regard to any other system of law. In particular, we express no opinion as to whether English law is consistent with the laws of the European Union, to the extent relevant on the date of this opinion. To the extent that the laws of any other jurisdiction (or the laws of the European Union) may be relevant, we express no opinion as to such laws, we have made no investigation thereof and our opinion is subject to the effect of such laws. It should be understood that we have not been responsible for investigating or verifying the accuracy of any facts or the reasonableness of any statement of opinion or intention contained in or relevant to any Document.

Assumptions

5.	In considering the Documents and for the purpose of rendering this opinion we have with your consent assumed without investigation or verification:

(a)

the genuineness of all signatures (including electronic signatures) on, and the authenticity and completeness of, all documents submitted to us, the conformity to original documents of all documents submitted to us as certified, electronic, photostatic or facsimile copies and the authenticity of the originals of such latter documents and that all documents have been duly delivered;

(b)

that, where a person has signed the Transaction Documents using DocuSign (or any other electronic signature technology), the digital record confirms that the Transaction Documents have been duly signed by such person;

(c)	that the copy of each executed Transaction Document presented to us is an accurate copy of the Transaction Document in the form it existed when it was executed;

(d)	that there is no agreement or arrangement which modifies, supersedes or is inconsistent with any Transaction Document;

(e)	that each of the statements contained in the Certificates is true and correct as at the date of this opinion;

(f)

that each of the parties to the Transaction Documents (other than the Companies, in respect of the laws of England, as to which we express our opinion in paragraphs 6(a) and 6(b) below) is duly incorporated and validly existing and has all corporate and other power and capacity to enter into and perform all of its obligations thereunder and has taken all requisite action to execute (and, where applicable, to deliver) the Transaction Documents;

(g)	that the Transaction Documents constitute valid and binding obligations of each of the parties thereto enforceable under all applicable laws;

(h)

that all consents, approvals, notices, filings, recordations, orders, authorisations, publications and registrations which are necessary under any applicable laws or regulations in order to permit the execution, delivery, performance or enforceability of the relevant Transaction Document have been duly made or obtained within the period permitted by such laws or regulations;

(i)

that the Transaction Documents have been entered into for bona fide commercial reasons and on arm’s length terms by each of the parties thereto, the Transaction Documents have not been entered into as a result of misrepresentation, mistake, duress or unlawful activity, and there has been no fraud inducing any party to enter into any Transaction Document on the terms set out therein;

(j)

the performance of any obligations under the Transaction Documents that either fall to be performed outside England or that are impacted by applicable local law, is not contrary to applicable local law and there is no local legal requirement that the performance of such obligations by that party needs to be governed by local law;

(k)

that the information revealed by our searches and enquiries of the public documents relating to each Company kept at Companies House in Cardiff, including an online search in respect of each Company on the Companies House Service, and our oral enquiry of the Central Registry of Winding up Petitions referred to in paragraph 6(a) below was accurate in all respects and has not since the time of such searches or enquiries been altered;

(l)

that each of the parties to the Transaction Documents has complied, and will comply, with all applicable provisions of Regulation (EU) No. 596/2014 of the European Parliament and of Council of 16 April 2014 on market abuse, including as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “Market Abuse Regulation”), Commission Delegated Directive (EU) 2017/593 of 7 April 2016 of the European Parliament (the “EU Product Governance Rules”), the Financial Conduct Authority Handbook Product Intervention and Product Governance Sourcebook (the “UK Product Governance Rules”), the Financial Services Act 2012, as amended (the “FS Act”) and the Financial Services and Markets Act 2000, as amended (the “FSMA”) (including, without limitation, Sections 19 and 21) and any rules or orders made thereunder with respect to anything done by any of them in relation to the Notes in, from or otherwise involving the United Kingdom;

(m)

that any party to the Transaction Documents which is subject to the supervision of any regulatory authority in the United Kingdom has complied and will comply with the requirements of such regulatory authority in connection with the offering and sale of the Notes;

(n)

that the Notes have not been and will not be offered to the public in the United Kingdom except in accordance with one or more exceptions from the prohibition on offers of relevant securities set out in The Public Offers and Admissions to Trading Regulations 2024 (as amended) (the “POATRs”);

(o)

that no application will be made to the Financial Conduct Authority (the “FCA”) for the Notes to be admitted to the Official List of the FCA or to trading on a regulated market or a primary multilateral trading facility in the United Kingdom, and no prospectus will be published in accordance with the Prospectus Rules: Admission to Trading on a Regulated Market; and

(p)

that any limit on borrowings (or similar limits) to which each Company is subject has not been exceeded, and that the entry into the Transaction Documents will not cause any such limit on borrowings (or similar limits) to be exceeded.

Opinion

6.

On the basis of the assumptions set out above and subject to the qualifications set forth below and any matters not disclosed to us and having regard to such considerations of English law as we consider relevant, we are of the opinion that:

(a)	each Company has been incorporated and registered in England and Wales and:

(i)

our enquiry on 16 September 2026 of the public documents relating to each Company kept at Companies House in Cardiff, including an online search in respect of each Company on the Companies House Service, revealed no order or resolution for the winding up of any Company and no notice of appointment in respect of any Company of a liquidator, receiver, administrative receiver or administrator; and

(ii)

the Central Registry of Winding up Petitions has confirmed in response to our oral enquiry made on 16 September 2026 that no petition for the winding up of any Company has been presented within the period of six months covered by such enquiry; and

(b)

each Company has the requisite legal authority to enter into and perform its respective obligations under the Transaction Documents to which it is a party, the execution of the Transaction Documents to which it is a party has been duly authorised by all necessary corporate action on the part of each Company, and the Transaction Documents have been duly executed by each Company party thereto which execution does not and will not result in any violation by any Company of any term of its Memorandum or Articles of Association (in each case as appended to the Certificates) or of any law or regulation having the force of law in England and applicable to companies generally.

Qualifications

7.	The opinions set forth above are subject to the following qualifications:

(a)

this opinion is subject to and enforcement may be limited by all applicable laws relating to bankruptcy, insolvency, administration, liquidation, reorganisation, moratorium or any analogous procedure and other laws of general application relating to or affecting the rights of creditors;

(b)

the searches and enquiries of the public documents relating to each Company kept at Companies House in Cardiff, including an online search in respect of each Company on the Companies House Service, and our oral enquiry of the Central Registry of Winding up Petitions referred to in paragraph 6(a) above are not conclusively capable of revealing whether or not:

(i)	a winding up petition has been received or a winding up order has been made or a resolution passed for the winding up of any Company; or

(ii)	an administration order has been made in relation to any Company; or

(iii)	a receiver, administrative receiver, administrator or liquidator has been appointed in relation to any Company,

as notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public file of the relevant Company immediately. Those searches and enquiries are not capable of revealing, prior to the making of the relevant order, whether or not a winding up petition or a petition for an administration order has been presented nor would they reveal if insolvency proceedings have begun elsewhere;

(c)	we express no opinion as to taxation matters; and

(d)	we express no opinion as to whether the Registration Statement or the Prospectus Supplement contains all the information required by applicable law and/or regulation.

8.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act. We also hereby consent to the filing of this opinion with the Commission as an exhibit to Aon plc’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Yours faithfully,

/s/ Skadden, Arps, Slate, Meagher & Flom (UK) LLP